Exhibit 99.1

Battalion Oil Announces Publication of Updated Investor Presentation

Houston, Texas, Sept. 30, 2026 (GLOBE NEWSWIRE) -- Battalion Oil Corporation (NYSE American: BATL) (“Battalion” or the “Company”) today announced the release of its updated September 2026 investor presentation, outlining the Company’s strategic priorities, operational progress, financial position and outlook. The presentation is available in the Investor Events and Presentations section of the Company’s website at www.battalionoil.com.

The presentation covers the following topics:

●	Strategic priorities and the Company’s transformation
●	Delaware Basin asset portfolio, operational enhancements and development activity
●	Balance-sheet transformation, capital structure, liquidity and funding strategy
●	2026 and 2027 guidance, capital-efficient growth and strategic value-creation opportunities

The Company remains committed to providing investors with regular, transparent updates on its operating performance, financial position and strategic priorities.

Management Comments

“Over the past year, Battalion has taken significant steps to strengthen its balance sheet, high-grade its Delaware Basin acreage position and establish a capital-efficient operating platform for growth,” said Matthew B. Steele, Chief Executive Officer. “This presentation gives investors a comprehensive update on our progress, current operating and financial position, and strategic priorities to create long-term shareholder value.”

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements in this release and in the investor presentation include, among others, statements about the Company’s strategy, anticipated production, liquidity, capital structure, capital spending, drilling and completion plans, guidance, the Company’s Joint Exploration and Development Agreement, potential acquisitions, preferred stock retirement, potential data center and power generation development, use of the Company’s at-the-market equity program, and outlook. Forward-looking statements may often, but not always, be identified by the use of words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “possible” or “probable,” or statements that certain actions, events or results “may,” “will,” “should” or “could” be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations, involve certain assumptions or estimates, and are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K, and other filings made by the Company with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. Except as required by applicable law, the Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact Data

Matthew B. Steele

Chief Executive Officer

832-538-0300